AMENDMENT NO. 1

                                     TO THE

                              DECLARATION OF TRUST

                                       OF

      OPPENHEIMER MIDCAP VALUE FUND


      This   Amendment   No.   1  to   the
Declaration   of  Trust   of   Oppenheimer
MidCap  Value Fund is made as of  February
27, 2001, by and among the individuals executing this Amendment No. 1.

      WHEREAS, the Trustees established Oppenheimer MidCap Value Fund (the "Trust"), as a trust fund under the laws of the Commonwealth of Massachusetts for the investment and reinvestment of funds contributed thereto under a Declaration of Trust dated December 22, 2000;

      NOW, THEREFORE, the Trustees desire to make a permitted change to said Declaration of Trust without shareholder approval to change the name of the Trust to OPPENHEIMER MID CAP VALUE FUND as permitted under paragraph 4(s) of ARTICLE SEVENTH.

IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 27 day of February, 2001.


/s/ Robert G. Galli
/s/ Phillip A. Griffiths
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Robert G. Galli
Phillip A. Griffiths
19750 Beach Road
97 Olden Lane
Jupiter Island, Florida 33469
Princeton, NJ  08540


/s/ Leon Levy
/s/ Benjamin Lipstein
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Leon Levy
Benjamin Lipstein
One Sutton Place South
591 Breezy Hill Road
New York, NY  10022
Hillsdale, NY  12529


/s/ Bridget A. Macaskill
/s/ Elizabeth B. Moynihan
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Bridget A. Macaskill
Elizabeth B. Moynihan
160 East 81st Street
801 Pennsylvania Ave., N.W.
New York, NY  10028
Washington, D.C.  20004


/s/ Kenneth A. Randall
/s/ Edward V. Regan
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Kenneth A. Randall
Edward V. Regan
6 Whittaker's Mill
67 Park Avenue
Williamsburg, VA  23185
New York, NY  10016


/s/ Russell S. Reynolds, Jr.
/s/ Donald W. Spiro
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Russell S. Reynolds, Jr.
Donald W. Spiro
98 Field Point Circle
399 Ski Trail
Greenwich, CT  06830
Smoke Rise, NJ  07405


/s/ Clayton K. Yeutter
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Clayton K. Yeutter
10475 East Laurel Lane
Scottsdale, AZ  85259